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EXHIBIT 11.1
                     AMERICAN BIOMED, INC. AND SUBSIDIARIES

                      COMPUTATION OF LOSS PER COMMON SHARE
                                  (Unaudited)





                                                        Three Months Ended                    Six Months Ended
                                                             June 30,                             June 30,
                                                         ------------------                   ------------------
                                                    1996                    1995          1996                  1995
                                                    ----------------------------          --------------------------


Computation of loss per common share:

    Net loss                                   $  (727,599)       $(1,157,982)     $  (1,227,396)     $  (1,673,888)
                                               ===========        ===========      =============      =============

Weighted average shares outstanding             10,214,725          9,241,324          9,873,928          9,238,006
                                               ===========        ===========      =============      =============

Loss per common share                          $      (.07)       $      (.13)     $        (.12)           $  (.18)
                                               ===========        ===========      =============      =============

Computation of loss per common share
   assuming full dilution (A):

   Weighted average shares outstanding
   used in computing net loss per share         10,214,725          9,241,324         9,873,928           9,238,006
                                               ===========        ===========      ============       =============

Loss per common share assuming full
  dilution                                     $      (.07)           $  (.13)          $  (.12)      $       (.18)
                                               ===========        ===========      ============       ============
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___________________
(A) This calculation is submitted in accordance with Securities and Exchange
    Act of 1934 Release No. 9083 although it is contrary to APB Opinion 15 because it does not result in any dilution.